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                                                                  EXHIBIT 4.b(a)

                                AMENDMENT NO. 2
                            DATED AS OF MAY 24, 2003
                                    TO OFFER
                          DATED AS OF DECEMBER 3, 2001


         Amendment No. 2 dated as of May 24, 2003 (the "Amendment") between IDEX CORPORATION (the "Borrower") and CREDIT LYONNAIS NEW YORK BRANCH (the "Lender") to the Offer dated as of December 3, 2001 (the "Offer") for an uncommitted line of credit by the Lender in favor of the Borrower.

         WHEREAS, the Borrower has requested that the Lender amend the Offer by extending the Expiration Date, and

         WHEREAS, the Lender is willing to amend the Offer and grant such request on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. Capitalized Terms. All terms used but not otherwise defined herein shall have the meaning ascribed to them in the Offer.

         SECTION 2. Amendments to Offer. The Offer is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 3 below, hereby amended by extending the "Expiration Date" until May 21, 2004.

         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when the Lender shall have received
(i) counterparts of this Amendment executed by the Borrower and the Lender, (ii) a new Promissory Note (the "New Note") in favor of the Lender in the form annexed hereto on Exhibit A in replacement of the Promissory Note dated November 22, 2002 (the "Old Note"), and (iii) such other documents, instruments or agreement as the Lender shall reasonably request. Upon its receipt of the New Note, duly executed by the Borrower, the Lender shall return the Old Note to the Borrower marked "cancelled".


         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants that as of the date of effectiveness of this Amendment, all representations and warranties set forth in the Offer are true and correct as of such date, with each reference therein to the Offer meaning a reference to the Offer as amended hereby.


         SECTION 5. Reference to and Effect on Credit Documents.



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                                                                               2

         (a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Documents to "this Offer". "hereunder", "hereof" or words of like import referring to the Offer and each reference in instruments and documents delivered in connection therewith to "the Offer", "thereunder", "thereof" or words of like import referring to the Offer shall mean and be a reference to the Offer, as amended hereby.

         (b) Except as expressly modified hereby, the terms and provisions of the Offer and each Credit Document shall remain in full force and effect and is hereby ratified in all respects by the Borrower.

         (c) The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any rights, power or remedy of the Lender under any of the Credit Documents nor constitute a waiver of any provision of any of the Credit Documents.

         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

         SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the parties hereto through their duly authorized representatives have set their hand as of the date first written above.


                                        IDEX CORPORATION


                                        By:___________________________
                                        Name:
                                        Title:


                                        CREDIT LYONNAIS
                                          NEW YORK BRANCH


                                        By:___________________________
                                        Name:
                                        Title: